BY-LAWS
OF
MORGAN STANLEY INCOME SECURITIES
INC.
AMENDED AND RESTATED AS OF
DECEMBER 8, 2015
ARTICLE I
OFFICES
             SECTION 1.1. Principal Office. The
principal office of Morgan Stanley Income Securities,
Inc., a Maryland corporation (the "Corporation") in the
State of Maryland shall be in the City of Baltimore.
             SECTION 1.2. Other Offices. In
addition to its principal office in the State of Maryland,
the Corporation may have an office or offices in the City
of New York, State of New York, and at such other
places as the Board of Directors of the Corporation (the
"Board of Directors" or the "Board") may from time to
time designate or the business of the Corporation may
require.
ARTICLE II
STOCKHOLDERS' MEETINGS
             SECTION 2.1. Place of Meetings.
Meetings of stockholders shall be held at such place,
within or without the State of Maryland, as may be
designated from time to time by the Board of Directors
and stated in the notice of such meeting.
             SECTION 2.2. Annual Meetings. An
annual meeting of stockholders, at which the
stockholders shall elect directors and transact such other business as may properly come before the meeting, shall be held on such day of each calendar year as shall be designated by the Board of Directors and at the time stated in the notice of meeting.
             SECTION 2.3. Special Meetings.
Special meetings of stockholders of the Corporation
shall be held whenever called by the Chairman of the
Board, a majority of the Board of Directors or the
President of the Corporation. Special meetings of
stockholders shall also be called by the Secretary upon
the written request of the holders of shares entitled to
cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to
be acted on thereat. The Secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and
upon payment to the Corporation of such costs, the
Secretary shall give notice stating the purpose or
purposes of the meeting to all stockholders entitled to a
vote at such meeting and each other stockholder entitled
to notice of the meeting.
             SECTION 2.4. Notice of Meetings.
Written or printed notice of every stockholders' meeting stating the place, date and time, and in the case of a special meeting the purpose or purposes thereof, shall be
given by the Secretary not less than ten (10) nor more
than ninety (90) days before such meeting to each
stockholder entitled to vote at such meeting, and each
other stockholder entitled to notice of the meeting, either
by mail or by presenting it to him personally, or by
leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid,
directed to the stockholder at his address as it appears on
the records of the Corporation.
             SECTION 2.5. Quorum and
Adjournment of Meetings. Except as otherwise provided
by law, by the charter of the Corporation (the "Charter"),
or by these By-Laws, at all meetings of stockholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in
person or represented by proxy, shall be requisite and
shall constitute a quorum for the transaction of business.
In the absence of a quorum, the chairman of the meeting,
an officer of the Corporation or the holders of a majority
of the stock present or represented by proxy and entitled
to vote thereat shall have power to adjourn the meeting
from time to time, without notice other than
announcement at the meeting, until a quorum shall be
present. At any adjourned meeting at which a quorum
shall be present, any business may be transacted if the
meeting had been held as originally called. The chairman
of the meeting, an officer of the Corporation or the
holders of a majority of the stock present or represented
by proxy at any meeting and entitled to vote thereat also
shall have the power to adjourn the meeting from time to
time, without notice other than announcement at the
meeting, if the vote required to approve or reject any
proposal described in the original notice of such meeting
is not obtained (with proxies being voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained).
             SECTION 2.6. Voting Rights, Proxies.
At each meeting of stockholders, each holder of record
of stock entitled to vote thereat shall be entitled to one
vote in person or by proxy for each share of stock of the Corporation and for the fractional portion of one vote for each fractional share entitled to vote so registered in his
or her name on the records of the Corporation on the
date fixed as the record date for the determination of stockholders entitled to vote at such meeting. Without limiting the manner in which a stockholder may
authorize another person or persons to act for such
stockholder as proxy pursuant hereto, the following shall constitute a valid means by which a stockholder may grant such authority:
(i)	A stockholder may execute a writing
authorizing another person or persons to act for
such stockholder as proxy. Execution may be
accomplished by the stockholder or such
stockholder's authorized officer, director,
employee, attorney-in-fact or another agent
signing such writing or causing such person's
signature to be affixed to such writing by any
reasonable means including, but not limited to,
by facsimile or telecopy signature. No written
evidence of authority of a stockholder's
authorized officer, director, employee,
attorney-in-fact or other agent shall be
required; and
(ii)	A stockholder may authorize another
person or persons to act for such stockholder as
proxy by transmitting or authorizing the
transmission of a telegram or cablegram or by
other means of telephonic, electronic or
computer transmission to the person who will be
the holder of the proxy or to a proxy solicitation
firm, proxy support service organization or like
agent duly authorized by the person who will be
the holder of the proxy to receive such
transmission, provided that any such telegram or
cablegram or other means of telephonic,
electronic or computer transmission must either
set forth or be submitted with information from
which it can be determined that the telegram,
cablegram or other transmission was authorized
by the stockholder.
No proxy shall be valid after eleven months from its
date, unless otherwise provided in the proxy. At all
meetings of stockholders, unless the voting is conducted
by inspectors, all questions relating to the qualification
of voters and the validity of proxies and the acceptance
or rejection of votes shall be decided by the chairman of
the meeting. In determining whether a telegram,
cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied. Pursuant to
a resolution of a majority of the Directors, proxies may
be solicited in the name of one or more Directors or
Officers of the Corporation. Proxy solicitations may be
made in writing or by using telephonic or other
electronic solicitation procedures that include
appropriate methods of verifying the identity of the stockholder and confirming any instructions given thereby.
             SECTION 2.7. Vote Required. Except as
otherwise provided by law, by the Charter of the
Corporation, or by these By-Laws, at each meeting of stockholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote with respect to any such matter.
             SECTION 2.8. Action by Stockholders
Without Meeting. Except as otherwise provided by law,
the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action shall be signed
by all the stockholders entitled to vote upon the action
and such consent shall be filed with the records of the
Corporation.
             SECTION 2.9. Presence at Meetings.
Presence at meetings of stockholders requires physical attendance by the stockholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.
             SECTION 2.10. Conduct of
Stockholders' Meetings. The meetings of the
stockholders shall be presided over by the Chairman of
the Board, or if he is not present, by the President, or if
he is not present, by a Vice-President, or if none of them
is present, by a chairman to be elected at the meeting.
The Secretary of the Corporation, if present, shall act as
a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, a Secretary shall
be elected at the meeting. The order of business and all
other matters of procedure at any meeting of
stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such
action as, in the discretion of such chairman, are
appropriate for the proper conduct of the meeting,
including, without limitation, (a) restricting admission
to the time set for the commencement of the meeting;
(b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the
meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the
time allotted to questions or comments by participants;
(e) maintaining order and security at the meeting; (f)
removing any stockholder or any other individual who
refuses to comply with meeting procedures, rules or
guidelines as set forth by the chairman of the meeting;
and (g) recessing or adjourning the meeting to a later
date and time and place announced at the meeting.
Unless otherwise determined by the chairman of the
meeting, meetings of stockholders shall not be required
to be held in accordance with the rules of parliamentary
procedure.
SECTION 2.11. Advance Notice of Stockholder
Nominees for Director and Other
Stockholder Proposals.
             (a)	The matters to be considered and
brought before any annual or special meeting of
stockholders of the Corporation shall be limited to only
such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in
this Section 2.11.
             (b)	For any matter to be properly
before any annual meeting of stockholders, the matter
must be (i) specified in the notice of annual meeting
given by or at the direction of the Board of Directors; (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors; or (iii) brought before the annual meeting in the manner specified in this
Section 2.11 by a stockholder of record both at the time
of the giving of notice provided for in this Section 2.11
and at the time of the meeting, or a stockholder (a
"Nominee Holder") that holds voting securities entitled
to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such
Nominee Holder's entitlement to vote such securities,
and is a Nominee Holder at both the time of the giving
of notice provided for in this Section 2.11 and at the time
of the meeting. In addition to any other requirements
under applicable law and the Charter and Bylaws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to
be presented by a stockholder at such meeting of
stockholders (the "Stockholder Notice") shall be
delivered to the Secretary of the Corporation at the
principal executive office of the Corporation not less
than sixty (60) nor more than ninety (90) days prior to
the first anniversary date of the annual meeting for the preceding year; provided, however, that, if and only if the annual meeting is not scheduled to be held within a
period that commences thirty (30) days before such
anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual
Meeting Date"), such Stockholder Notice shall be given
in the manner provided herein by the later of the close of business on (i) the date sixty (60) days prior to such
Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder
desiring to nominate any person or persons (as the case
may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder
Notice: (i) a statement in writing setting forth (A) the
name of the person or persons to be nominated, (B) the
number and class of all shares of each class of stock of
the Corporation owned of record and beneficially by
each such person, as reported to such stockholder by
such nominee(s), (C) the information regarding each
such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the
Securities and Exchange Commission (or the
corresponding provisions of any regulation or rule
subsequently adopted by the Securities and Exchange
Commission applicable to the Corporation), (D) whether
such stockholder believes any nominee will be an
"interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended), and, if not an "interested person", information regarding each
nominee that will be sufficient for the Corporation to
make such determination, and (E) the number and class
of all shares of each class of stock of the Corporation
owned of record and beneficially by such stockholder;
(ii) each such person's signed consent to serve as a
director of the Corporation if elected, such stockholder's
name and address; and (iii) in the case of a Nominee
Holder, evidence establishing such Nominee Holder's
indirect ownership of, and entitlement to vote, securities
at the meeting of stockholders. Any stockholder who
gives a Stockholder Notice of any matter proposed to be
brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class
of stock of the Corporation owned of record and
beneficially by such stockholder, if applicable, any
material interest of such stockholder in the matter
proposed (other than as a stockholder) and, in the case of
a Nominee Holder, evidence establishing such Nominee
Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares, which such person is deemed to beneficially own pursuant to
Rules 13d-3 and 13d-5 under the Exchange Act.
             Notwithstanding anything in this
Section 2.11 to the contrary, in the event that the number
of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of
Directors are not publicly announced or disclosed by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any
new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later
than the close of business on the tenth (10th) day
following the first date all of such nominees or the size
of the increased Board of Directors shall have been
publicly announced or disclosed.
             	(c)	Only such matters shall be
conducted at a special meeting of stockholders as shall
have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be
made at a special meeting of stockholders at which
directors are to be elected (i) pursuant to the
Corporation's notice of meeting, (ii) by or at the
direction of the Board of Directors or (iii) provided that
the Board of Directors has determined that directors
shall be elected at such special meeting, by any
stockholder of the Corporation who is a stockholder of
record both at the time of giving of notice provided for
in this Section 2.11 and at the time of the special
meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 2.11, or a Nominee Holder that holds voting
securities entitled to vote at meetings of stockholders
through a nominee or "street name" holder of record and
can demonstrate to the Corporation such indirect
ownership and such Nominee Holder's entitlement to
vote such securities, and is a Nominee Holder both at the
time of giving of notice provided for in this Section 2.11
and at the time of the Special Meeting, and who is
entitled to vote at the meeting and has complied with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of
stockholders for the purpose of electing one or more
directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the
Corporation's notice of meeting, if the Stockholder
Notice required by clause (b) of this Section 2.11 hereof
shall be delivered to the Secretary of the Corporation at
the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the date of the special
meeting and of the nominees proposed by the Board of
Directors to be elected at such meeting is publicly
announced or disclosed.
             (d)	 For purposes of this Section
2.11, a matter shall be deemed to have been "publicly
announced or disclosed" if such matter is disclosed in a
press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.
             (e)	In no event shall the
adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.11. This
Section 2.11 shall not apply to stockholder proposals
made pursuant to Rule 14a-8 under the Exchange Act.
             (f)	The person presiding at any
meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine
whether notice of nominees and other matters proposed
to be brought before a meeting has been duly given in
the manner provided in this Section 2.11 and, if not so
given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.
ARTICLE III
DIRECTORS
             SECTION 3.1. Number and Term. The
Board of Directors shall consist of not less than three (3)
and not more than fifteen (15) directors, the number of directors to be fixed from time to time within the above-specified limits by the affirmative vote of a majority of the whole Board of Directors. Directors need not be stockholders of the Corporation.
             SECTION 3.2. Powers. The business of
the Corporation shall be managed by the Board of
Directors which may exercise all powers of the
Corporation and do all lawful acts and things which are
not by law or by the Charter of the Corporation, or by
these By-Laws, directed or required to be exercised or
done exclusively by the stockholders.
             SECTION 3.3. Classes of Directors. As
permitted by applicable law, the directors shall be
divided into three (3) classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible and the Board of Directors shall
designate from its members the directors to initially serve
as Class I directors, Class II directors and Class III directors. The directors as initially classified shall stand for election at the annual meeting of stockholders in 2009 for the following terms of office: the Class I directors
shall be elected to hold office until the date of the annual meeting of stockholders in 2011 and until their successors shall be elected and qualified; the Class II directors shall be elected to hold office until the date of the annual meeting of stockholders in 2012 and until their successors shall be elected and qualified; and the Class
III directors shall be elected to hold office until the date of the annual meeting of stockholders in 2010 and until
their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the successors to the directors in each such class shall be elected for a term of three (3) years to succeed
the directors whose terms of office expire. Each director
shall hold office until the expiration of his or her term
and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed as provided by statute or the Charter of the
Corporation.
             SECTION 3.4. Organizational
Meetings. The first meeting of each newly elected Board
of Directors for the purposes of organization and the
election of officers and otherwise shall be held at such
time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all directors.
             SECTION 3.5. Regular Meetings.
Regular meetings of the Board of Directors may be held
at such time and place as shall be determined from time
to time by the Board of Directors without further notice.
             SECTION 3.6. Special Meetings.
Special meetings of the Board of Directors may be called
at any time by the President and shall be called by such President or the Secretary upon the written request of any two (2) directors.
             SECTION 3.7. Notice of Special
Meetings. Notice of special meetings of the Board of
Directors, stating the place, date and time thereof, shall
be given not less than two (2) days before such meeting
to each director, personally, by telegram, by mail, by electronic transmission, by telephone or by leaving such notice at his place of residence or usual place of
business. If mailed, such notice shall be deemed to be
given when deposited in the United States mail, postage prepaid, directed to the director at his address as it appears on the records of the Corporation.
             SECTION 3.8. Telephone Meetings.
Any member or members of the Board of Directors or of
any committee designated by the Board, may participate
in a meeting of the Board, or any such committee, as the
case may be, by means of a conference telephone or
similar communications equipment if all persons
participating in the meeting can hear each other at the
same time. Participation in a meeting by these means constitutes presence in person at the meeting.
             SECTION 3.9. Quorum, Voting and
Adjournment of Meetings. At all meetings of the Board
of Directors, one-third of the entire Board, but in no case less than two directors unless there is only one director, shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is expressly required for such action by law, the Charter of the Corporation or
these By-Laws. If at any meeting of the Board there be
less than a quorum present, the directors present thereat
may adjourn the meeting from time to time, without
notice other than announcement at the meeting until a
quorum shall have been obtained.
             SECTION 3.10. Removal. Any one or
more of the directors may be removed, either with or
without cause, at any time, by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote for the election of directors. The successor or successors of any director or directors so removed may be elected by the stockholders entitled to
vote thereon at the same meeting to fill any resulting vacancies for the unexpired term of removed directors.
Except as provided by law, pending such an election (or
in the absence of such an election), the successor or successors of any director or directors so removed may be chosen by the Board of Directors.
             SECTION 3.11. Vacancies. Except as
otherwise provided by law, any vacancy occurring in the
Board of Directors and newly created directorships
resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office or, if only one director shall then be in office, by such director. A director elected by the
Board of Directors to fill a vacancy shall be elected to
hold office until the next annual meeting of stockholders
or until his successor is elected and qualifies.
             SECTION 3.12. Action by Directors
Without Meeting. The provisions of these By-Laws
covering notices and meetings to the contrary
notwithstanding, and except as required by law, any
action required or permitted to be taken at any meeting
of the Board of Directors may be taken without a
meeting if a unanimous consent setting forth the action
is given in writing or by electronic transmission by each member of the Board of Directors and such consent is filed with the minutes of proceedings of the Board of
Directors.
             SECTION 3.13. Expenses and Fees.
Each director may be allowed expenses, if any, for
attendance at each regular or special meeting of the
Board of Directors and each director who is not an
officer or employee of the Corporation or of its
investment manager or underwriter or of any corporate
affiliate of any of said persons shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of
Directors. Nothing herein contained shall be construed
to preclude any director from serving the Corporation in
any other capacity and receiving compensation therefor.
             SECTION 3.14. Execution of
Instruments and Documents and Signing of Checks  and
Other Obligations and Transfers. All instruments,
documents and other papers shall be executed in the
name and on behalf of the Corporation and all checks,
notes, drafts and other obligations for the payment of
money by the Corporation shall be signed, and all
transfer of securities standing in the name of the
Corporation shall be executed, by the President, any
Vice President or the Treasurer or by any one or more
officers or agents of the Corporation as shall be
designated for that purpose by vote of the Board of
Directors; notwithstanding the above, nothing in this
Section 3.13 shall be deemed to preclude the electronic authorization, by designated persons, of the
Corporation's Custodian to transfer assets of the
Corporation.
             SECTION 3.15. Contracts. Except as
otherwise provided by law or by the Charter of the
Corporation, no contract or transaction between the
Corporation and any partnership or corporation, and no
act of the Corporation, shall in any way be affected or invalidated by the fact that any officer or director of the Corporation is pecuniarily or otherwise interested therein or is a member, officer or director of such interest shall
be known to the Board of Directors of the Corporation. Specifically, but without limitation of the foregoing, the Corporation may enter into one or more contracts appointing Morgan Stanley Investment Advisors Inc.
investment manager of the Corporation, and may
otherwise do business with Morgan Stanley Investment
Advisors Inc., notwithstanding the fact that one or more
of the directors of the Corporation and some or all of its officers are, have been or may become directors, officers, members, employees, or stockholders of Morgan Stanley Investment Advisors Inc.; and in the absence of fraud, the Corporation and Morgan Stanley Investment
Advisors Inc. may deal freely with each other, and
neither such contract appointing Morgan Stanley
Investment Advisors Inc. investment manager to the
Corporation nor any other contract or transaction
between the Corporation and Morgan Stanley
Investment Advisors Inc. shall be invalidated or in any
wise affected thereby, nor shall any director or officer
of the Corporation by reason thereof be liable to the Corporation or to any stockholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction.
For purposes of this paragraph, any reference to
"Morgan Stanley Investment Advisors Inc." shall be
deemed to include said company and any parent,
subsidiary or affiliate of said company and any
successor (by merger, consolidation or otherwise) to
said company or any such parent, subsidiary or affiliate.
             SECTION 3.16. Indemnification of
Directors and Officers; Insurance.
             (a)	The Corporation shall
indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, directors or officers of the Corporation against judgments, penalties, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law.

             (b)	The Corporation shall indemnify
to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be
amended, any person made or threatened to be made a
party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or, while a director or officer of the Corporation, serves or served at the request of the Corporation any other enterprise as a director, officer, trustee, employee or agent. To the fullest extent permitted by law (including the Investment
Company Act of 1940, as amended) as currently in effect
or as the same may hereafter be amended, expenses
incurred by any such person in defending any such
action, suit or proceeding shall be paid or reimbursed in advance of final disposition of a proceeding (without requiring a preliminary determination of the ultimate entitlement to indemnification) by the Corporation promptly upon receipt by it of (i) a written undertaking
by or on behalf of such person to repay such expenses if
it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation and (ii) a written affirmation by the person of the person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. The Corporation shall have the power, with the approval of the Board of Directors, to provide indemnification and advancement of expenses to any employee or agent of the Corporation. The rights provided to any person by this
Section 3.16 shall be enforceable against the Corporation
by such person who shall be presumed to have relied
upon it in serving or continuing to serve as a director, officer, employee or agent as provided above. No amendment of this Section 3.16 shall impair the rights of
any person arising at any time with respect to events occurring prior to such amendment. For purposes of this
Section 3.16, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee
benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any
employee benefit plan which such person reasonably
believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
             (c)	Subject to the provisions of the
Investment Company Act of 1940, as amended, the
Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a director or officer of the Corporation, or who, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director or officer, trustee or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the
Corporation would have the power to indemnify such
person against such liability.
             (d)	The indemnification provided
by this Section shall not be deemed exclusive of any
other rights to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who
has ceased to be a director, officer, employee, or agent
and inure to the benefit of the heirs, executors and administrators of such person.
             SECTION 3.17. Selection and
Nomination of Non-Interested Directors. Subject to
approval by a majority of the directors of the
Corporation, the directors of the Corporation who are
not interested persons of the Corporation (as that term is defined in the Investment Company Act of 1940, as amended) shall select and nominate the directors of the Corporation who are not interested persons of the Corporation.
ARTICLE IV
COMMITTEES
             SECTION 4.1. Executive and Other
Committees. The Board of Directors, by resolution
adopted by a majority of the whole Board, may
designate an Executive Committee and/or other
committees, each committee to consist of one (1) or
more of the directors of the Corporation and may
delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of
the business and affairs of the Corporation, to the extent permitted by law. In the absence of any member of any such committee, the members thereof present at any
meeting, whether or not they constitute a quorum, may
appoint a member of the Board of Directors to act in
place of such absent member. Each such committee shall
keep a record of its proceedings.
             The Executive Committee and any other
committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary
to constitute a quorum of the committee and the
affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.
             All actions of the Executive Committee
shall be reported to the Board of Directors at the meeting thereof next succeeding to the taking of such action.
             SECTION 4.2. Advisory Committee.
The Board of Directors may appoint an advisory
committee which shall be composed of persons who do
not serve the Corporation in any other capacity and
which shall have advisory functions with respect to the investments of the Corporation, but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Corporation. The number of persons constituting any such advisory committee shall be determined from time
to time by the Board of Directors. The members of any
such advisory committee may receive compensation for
their services and may be allowed such fees and
expenses for the attendance at meetings as the Board of Directors may from time to time determine to be appropriate.
             SECTION 4.3. Committee Action
Without Meeting. The provisions of these By-Laws
covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting
of any Committee of the Board appointed pursuant to
Section 4.1 of these By-Laws may be taken without a
meeting if a unanimous consent setting forth the action
is given in writing or by electronic transmission by each member of the Committee and such consent is filed with the records of the proceedings of the Committee.
ARTICLE V
OFFICERS
             SECTION 5.1. Executive Officers. The
executive officers of the Corporation shall be a
Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the Directors but none of the other
executive officers need be a member of the Board of Directors. Two or more offices, except those of
President and any Vice President, may be held by the
same person, but no officer shall execute, acknowledge
or verify any instrument in more than one capacity. The executive officers, and any other officers, of the Corporation shall be elected annually by the Board of Directors and each executive officer so elected shall hold office until his or her successor is elected and has qualified.
             SECTION 5.2. Other Officers and
Agents. The Board of Directors may also elect one or
more Assistant Vice Presidents, Assistant Secretaries
and Assistant Treasurers and may elect, or may delegate
to the Chairman the power to appoint, such other officers
and agents as the Board of Directors shall at any time or from time to time deem advisable.
             SECTION 5.3. Term and Removal and
Vacancies. Each officer of the Corporation shall hold
office for a term of one year and until his or her
successor is elected and has qualified. Any officer or
agent of the Corporation may be removed by the Board
of Directors whenever, in its judgment, the best interests
of the Corporation will be served thereby, but such
removal shall be without prejudice to the contractual
rights, if any, of the person so removed.
             SECTION 5.4. Compensation of
Officers. The compensation of officers and agents of the Corporation shall be fixed by the Board of Directors, or by the Chairman to the extent provided by the Board of Directors with respect to officers appointed by the
Chairman.
             SECTION 5.5. Powers and Duties. All
officers and agents of the Corporation, as between
themselves and the Corporation, shall have such
authority and perform such duties in the management of
the Corporation as may be provided in or pursuant to
these By-Laws or, to the extent not so provided, as may
be prescribed by the Board of Directors; provided that
no rights of any third party shall be affected or impaired
by any such By-Law or resolution of the Board unless
such third party has knowledge thereof.
             SECTION 5.6. The Chairman. The
Chairman shall preside at all meetings of the
stockholders and of the Board of Directors and shall
perform such other duties as the Board of Directors may
from time to time prescribe.
             SECTION 5.7. The President. The
President shall have general and active management of
the business of the Corporation. He or she shall be the
chief executive officer of the Corporation and shall see
that all orders and resolutions of the Board of Directors
are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the
Board of Directors. The President shall be authorized to delegate to one or more Vice Presidents such of his or her powers and duties at such times and in such manner
as he or she may deem advisable.
             SECTION 5.8. The Vice Presidents. The
Vice Presidents shall be of such number and shall have
such titles as may be determined from time to time by
the Board of Directors. The Vice President, or, if there shall be more than one, the Vice Presidents in such order as may be determined from time to time by the Board of Directors or the Chairman, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and shall perform
such other duties as the Board of Directors or the
Chairman may from time to time prescribe.
             SECTION 5.9. The Assistant Vice
Presidents. The Assistant Vice President, or, if there
shall be more than one, the Assistant Vice Presidents in
such order as may be determined from time to time by
the Board of Directors or the Chairman, shall perform
such duties and have such powers as may be assigned
them from time to time by the Board of Directors or the
Chairman.
             SECTION 5.10. The Secretary. The
Secretary shall attend all meetings of the Board of
Directors and all meetings of the stockholders and record
all the proceedings of the meetings of the stockholders
and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such powers as the
Board of Directors or the Chairman may from time to
time prescribe. He or she shall keep in safe custody the
seal of the Corporation and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.
             SECTION 5.11. The Assistant
Secretaries. The Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in such order as may be determined from time to time by the Board of
Directors or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform
such duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.
             SECTION 5.12. The Treasurer. The
Treasurer shall perform such duties as the Board of
Directors or the President may from time to time
prescribe.
             SECTION 5.13. The Assistant
Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in such order as may be determined from time to time by the Board of
Directors or the Chairman, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform
such other duties and have such other powers as the
Board of Directors or the Chairman may from time to
time prescribe.
             SECTION 5.14. The Chief Financial
Officer. The Chief Financial Officer shall keep or cause
to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and he or she shall render to the Board of Directors and
the President, whenever any of them require it, an
account of his or her transactions as Chief Financial
Officer and of the financial condition of the Corporation, and he or she shall perform such other duties as the
Board of Directors or the President may from time to
time prescribe.
             SECTION 5.15. Delegation of Duties.
Whenever an officer is absent or disabled, or whenever
for any reason the Board of Directors may deem it
desirable, the Board of Directors may delegate the
powers and duties of an officer or officers to any other officer or officers or to any Director or Directors.
ARTICLE VI
CAPITAL STOCK
             SECTION 6.1. Issuance of Stock. The
Corporation shall not issue its shares of capital stock except as approved by the Board of Directors.
             SECTION 6.2. Certificates of Stock.
Subject to the authority of the Board of Directors to
cause some or all of the shares of any class or series of stock to be issued without certificates, each stockholder of the Corporation shall be entitled to a certificate or certificates for the full number of shares of stock of the Corporation owned by him.
             Certificates for shares of each class of
the capital stock of the Corporation shall be in such form and of such design as the Board of Directors shall approve, subject to the right of the Board of Directors to change such form and design at any time or from time to time, and shall be entered in the books of the
Corporation as they are issued. Each such certificate
shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full shares owned by such holder; shall be signed by or in the name
of the Corporation by the President, or a Vice President
or an Assistant Treasurer, and countersigned by the
Secretary or an Assistant Secretary or the Treasurer of
the Corporation; shall be sealed with the corporate seal;
and shall contain such recitals as may be required by
law. Where any stock certificate is signed by a Transfer Agent or by a Registrar, the signature of such corporate officers and the corporate seal may be facsimile, printed or engraved. The Corporation may, at its option, defer
the issuance of a certificate or certificates to evidence shares of capital stock owned of record by any stockholder until such time as demand therefor shall be
made upon the Corporation or its Transfer Agent, but
upon the making of such demand each stockholder shall
be entitled to such certificate or certificates.
             In case any officer or officers who shall
have signed, or whose facsimile signature or signatures
shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or
certificates or whose facsimile signature or signatures
shall appear therein had not ceased to be such officer or officers of the Corporation.
No certificate shall be issued for any
share of stock until such share is fully
paid.
             SECTION 6.3. Transfer of Stock.
Transfers of shares of the capital stock of the
Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Corporation or a Transfer
Agent of the Corporation, if any, upon written request in proper form if no share certificate has been issued, or in the event such certificate has been issued, upon presentation and surrender in proper form of said
certificate.
             SECTION 6.4. Record Date. The Board
of Directors may fix in advance a date as the record date
for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purpose.
Such date, in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days prior to the date on which particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any
case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of a vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
             SECTION 6.5. Lost, Stolen, Destroyed
and Mutilated Certificates. The Board of Directors may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the
alleged loss, theft or destruction of any such certificate.
             SECTION 6.6. Registered Owners of
Stock. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to
recognize any equitable or other claim to or interest in
such share or shares on the part of any other person,
whether or not it shall have express or other notice
thereof, except as otherwise provided by the laws of
Maryland.
             SECTION 6.7. Fractional
Denominations. Subject to any applicable provisions of
law and the Charter of the Corporation, the Corporation
may issue shares of its capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in
fractional denominations may be issued may from time
to time be limited or determined by or under the
authority of the Board of Directors.
ARTICLE VII
SALE AND REDEMPTION OF STOCK
             The Corporation may repurchase its
authorized and outstanding shares as the Board of
Directors may direct. None of the Corporation's shares
or stockholders shall have the right to effect a
redemption at net asset value or at any other value.
ARTICLE VIII
DETERMINATION OF NET ASSET VALUE;
VALUATION OF
PORTFOLIO SECURITIES AND OTHER ASSETS
             SECTION 8.1. Net Asset Value. The
net asset value of a share of Common Stock of the
Corporation shall be determined in accordance with
applicable laws and regulations under the supervision
of such persons and at such time or times as shall from
time to time be prescribed by the Board of Directors.
Each such determination shall be made by subtracting
from the value of the assets of the Corporation (as determined pursuant to Section 8.2 of these By-Laws)
the amount of its liabilities, dividing the remainder by
the number of shares of Common Stock issued and
outstanding, and adjusting the results to the nearest full
cent per share.
             SECTION 8.2. Valuation of Portfolio
Securities and Other Assets. Except as otherwise
required by any applicable law or regulation of any regulatory agency having jurisdiction over the activities of the Corporation, the Corporation shall determine the
value of its portfolio securities and other assets as
follows:
       (a)	Securities listed or admitted to
trading on a national securities exchange shall
be valued at the latest recorded sales prices on
the national securities exchanges on which such
securities are principally traded. If there be no
sale of any such security on any day on such
exchange, such security shall be valued on that
day at the closing bid price.
       (b)	Securities which are not listed
or admitted to trading on a national securities
exchange, but which are regularly traded in the over-the-counter market shall be valued at the quoted bid price as reported by a dealer, selected
by the Company or its Manager, which regularly
trades in the security being valued, or in similar
securities.
       (c)	All other securities and assets
shall be valued on the basis of such information
as shall be available and in such manner as shall
from time to time be deemed by persons making
such determination best to reflect the fair value
thereof, in accordance with procedures adopted
in good faith by the Board of Directors.
       (d)	If any securities are restricted as
to sale or other disposition, then,
notwithstanding the provisions of paragraphs
(a), (b) and (c) of this Section 8.2, such
restrictions shall be taken into account in valuing
such securities in a manner and to an extent
deemed by the persons making such
determination best to reflect the fair value
thereof, in accordance with procedures adopted
in good faith by the Board of Directors.
       (e)	All quotations, sale prices, bid
and asked prices and other information shall be
obtained from such sources as the persons
making such determination believe to be
reliable; and any determination of net asset value
based thereon shall be conclusive.
       (f)	Securities purchased shall be
included among the assets of the Corporation
and the cost thereof shall simultaneously be
recorded as a liability not later than the time of
the first determination of net asset value made
following the close of business on the day of
such purchase.
ARTICLE IX
DIVIDENDS AND DISTRIBUTIONS
              Subject to any applicable provisions of
law and the Charter of the Corporation, dividends and distributions upon the capital stock of the Corporation may be declared by the Board of Directors at any regular
or special meeting and may be paid in cash, in securities
or other property, or in shares of stock of the
Corporation, as the Board of Directors shall from time to
time determine.
              Without limiting the sources of
dividends or distributions upon the capital stock of the Corporation, the Board of Directors may declare them from the following sources:
(a)	Net income for and during the
current fiscal year or the preceding
fiscal year of the Corporation, or
accumulated undistributed net income,
or both, not including in either case
profits or losses from the sale of
securities or other properties;
(b) 	Undistributed net profits from
the sale of securities or other
properties during the current fiscal
year; or
(c)	Accumulated undistributed net
profits from the sale of securities or
other properties.
             Inasmuch as the computation of net
income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the foregoing provisions shall be construed to confer upon the Board of Directors power in its discretion to distribute in any fiscal year of the Corporation as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Corporation to avoid or reduce liability for federal income taxes.
ARTICLE X
BOOKS AND RECORDS
             SECTION 10.1. Location. The books
and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.
             SECTION 10.2. Stock Ledgers. The
Corporation shall maintain at the office of its Transfer Agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.
             SECTION 10.3. Annual Statement. The
President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a statement of assets and liabilities and a statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders if such meeting be held, and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.
ARTICLE XI
WAIVER OF NOTICE
             Whenever any notice of the time, place
or purpose of any meeting of stockholders, directors, or of any committee is required to be given under the provisions of the statute or under the provisions of the Charter of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.
ARTICLE XII
MISCELLANEOUS
             SECTION 12.1. Seal. The Board of
Directors shall adopt a corporate seal, which shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal--Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
             SECTION 12.2. Fiscal Year. The fiscal
year of the Corporation shall end on such date as the Board of Directors may by resolution specify, and the Board of Directors may by resolution change such date for future fiscal years at any time and from time to time.
             SECTION 12.3. Orders for Payment of
Money. All orders or instructions for the payment of money of the Corporation, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or as may be specified in or pursuant to the agreement between the Corporation and the bank or trust company appointed as Custodian of the securities and funds of the Corporation.
ARTICLE XIII
COMPLIANCE WITH FEDERAL REGULATIONS
             The Board of Directors is hereby
empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Corporation is required.
ARTICLE XIV
AMENDMENTS
             These By-Laws may be amended,
altered, or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, provided notice of the general purpose of the proposed amendment, alteration or repeal is given in the notice of said meeting; or, at any meeting of the Board of Directors, by a vote of a majority of the whole Board of Directors, provided, however, that any By-Law or amendment or alteration of the By-Laws adopted by the Board of Directors may be amended, altered or repealed and any By-Law repealed by the Board of Directors may be reinstated, by vote of the stockholders of the Corporation.
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